UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2022

NUTEX HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6030 S. Rice Ave., Suite C, Houston, Texas 77081

(Address of principal executive offices) (zip code)

With Copies to:

2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL 33304

(954) 449-4703

(Registrant’s telephone number, including area code)

Clinigence Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NUTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors Agreement

On April 1, 2022, Nutex Health Inc. (formerly Clinigence Holdings, Inc.), a Delaware corporation (the “Company”), completed its business combination with Nutex Health Holdco LLC (“Nutex”) following the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, dated as of November 23, 2021, among the Company, Nutex Acquisition LLC (“Merger Sub”), Micro Hospital Holding LLC (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections) and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Nutex, with Nutex surviving as a wholly owned subsidiary of the Company (the “Merger”).

In connection with the Merger, the Company’s stockholders elected John Waters, CPA, Cherly Grenas, R.N. M.S., Michael L. Reed and Mitchell Creem as independent directors of the Company (the “Independent Directors”).

On April 20, 2022, in connection with such appointment, the Company entered into the following agreements with the Independent Directors (i) a Board of Directors Agreement; (ii) a Proprietary Information Agreement; and (iii) an Indemnification Agreement. Pursuant to the Directors Agreement, Independent Directers will be entitled to $150,000 annually as compensation in full for such director’s service on the Board, which shall be payable 50% in cash and 50% in equity compensation. The cash portion shall be payable 1/12 per month on the last day of the month and and the equity compensation shall vest 1/12 monthly on the last day of the month. In addition, the chairperson of the Audit Committee, shall be entitled to additional cash compensation of $20,000 and the chairperson of each of the Compensation Committee and Nominating Committee of the Board shall be entitled to additional cash of $15,000, or as determined by the Board (or the compensation committee thereof) in its sole discretion.

The Company will also reimburse Independent Directers or their designee for reasonable expenses approved in advance, such approval not to be unreasonably withheld by the Company. The Indemnification Agreement with Independent Directers will provide for indemnification and related rights in connection with Independent Directers services as directors of the Company.

A copy of the form of the Board of Directors Agreement (which contains forms of the Proprietary Information Agreement and Indemnification Agreement as Exhibits A and B, respectively, thereto), is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Board of Directors Agreement, the Proprietary Information Agreement and the Indemnification Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Board of Directors Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTEX HEALTH INC.

Dated: April 26, 2022	By:	/s/ Thomas Vo
	Name:	Thomas Vo, M.D.
	Title:	Chief Executive Officer

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